Exhibit 99.1

McLaren Technology Acquisition Corp. Announces the Separate Trading of its Class A Common Stock and Warrants

Irvine, California, December 20, 2021 (GLOBE NEWSWIRE) – McLaren Technology Acquisition Corp. (the “Company”) announced today that, commencing December 23, 2021, holders of the 20,125,000 units sold in the Company’s initial public offering may elect to separately trade the Company’s Class A common stock and warrants included in the units. Class A common stock and warrants that are separated will trade on the Nasdaq Stock Market LLC under the symbols “MLAI” and “MLAIW,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Those units not separated will continue to trade on the Nasdaq Stock Market LLC under the symbol “MLAIU.” Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into Class A common stock and warrants.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business, industry or geographic location, it intends to focus its search on companies within the banking, financial services and insurance sector that leverage artificial intelligence, machine learning, digital, technology, and fintech.

The units were initially offered by the Company in an underwritten offering. Mizuho Securities USA LLC acted as the sole book running manager for the offering. A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission (“SEC”) on November 2, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Sajan Pillai
McLaren Technology Acquisition Corp.
(949) 989-4638